Exhibit 99.2

Contacts:	Investor Relations:	Corporate Communications:
	Brent Anderson	Jane Hays
	Vice President-Investor Relations	Vice President-Corporate Marketing/ Communications
	(972) 580-6360	(972) 580-6353
MERITAGE HOMES ANNOUNCES CASH TENDER OFFERS FOR CERTAIN SENIOR UNSECURED NOTES
     Scottsdale, Ariz. (April 6, 2010) — Meritage Homes Corporation (NYSE: MTH), one of America’s top 10 homebuilders (“Meritage” or the “Company”), announced today the commencement of cash tender offers to purchase up to $195 million principal amount of selected senior notes.
     The Company is making two separate offers, with one offer to purchase any and all outstanding notes listed under the heading “Any and All Tender Offer” in the table below (the “Any and All Tender Offer”) and one offer to purchase up to the Tender Cap described under the heading “Dutch Auction Tender Offer” in the table below (the “Dutch Auction Tender Offer” and together with the Any and All Tender Offer, the “Offers” and each an “Offer”), both of which are made pursuant to the terms and conditions set forth in the Company’s Offer to Purchase dated April 6, 2010 (the “Offer to Purchase”).
     In the Any and All Tender Offer, Meritage is offering to purchase any and all of its outstanding Senior Notes due 2014.
     In the Dutch Auction Tender Offer, Meritage is offering to purchase up to $65,000,000 (the “Tender Cap”) of its outstanding 6.25% Senior Notes due 2015.

		Principal Amount		Early Tender
CUSIP Number	Title of Security	Outstanding	Tender Cap	Premium (1)	Purchase Price (1)
Any and All Tender Offer
59001AAH5	7% Notes due 5/1/14	$130,000,000	N/A	$20	$1,025	(2)
Dutch Auction Tender Offer
59001AAK8	6.25% Notes due 3/15/15	$350,000,000	$65,000,000	$20	$960 - $1,000 (acceptable range)	(2)

(1)	Per $1,000 principal amount of notes that are accepted for purchase.

(2)	Purchase Price includes the Early Tender Premium. Purchase Price minus Early Tender Premium equals Late Purchase Price.

MTH tender offer for notes
     The Any and All Tender Offer will expire at 12:00 midnight, New York City time, on May 3 , 2010, unless extended (such date and time, as the same may be extended, the “Any and All Tender Offer Expiration Date”). Holders of notes subject to the Any and All Tender Offer must validly tender and not validly withdraw their notes at or before 12:00 midnight, New York City time, on April 19, 2010, unless extended (such date and time, as the same may be extended, the “Any and All Early Tender Date”) to receive the Purchase Price set out above with respect to such notes. The deadline for holders to validly withdraw tenders in the Any and All Tender Offer is 12:00 midnight, New York City time, on April 19, 2010, unless extended (such date and time, as the same may be extended, the “Any and All Tender Offer Withdrawal Deadline”). Holders of notes subject to the Any and All Tender Offer who validly tender their notes after the Any and All Early Tender Date and at or before 12:00 midnight, New York City time, on the Any and All Tender Offer Expiration Date will receive the Purchase Price minus the Early Tender Premium set out in the table above with respect to such notes (the Purchase Price minus the applicable Early Tender Premium, the “Any and All Late Purchase Price”).
     The Dutch Auction Tender Offer will expire at 12:00 midnight, New York City time, on May 3, 2010, unless extended (such date and time, as the same may be extended, the “Dutch Auction Tender Offer Expiration Date”). Holders of notes subject to the Dutch Auction Tender Offer must validly tender and not validly withdraw their notes at or before 12:00 midnight, New York City time, on April 19, 2010, unless extended (such date and time, as the same may be extended, the “Dutch Auction Early Tender Date”) to receive the Purchase Price (determined pursuant to the modified “Dutch Auction” procedure described below). The deadline for holders to validly withdraw tenders of notes in the Dutch Auction Tender Offer is 12:00 midnight, New York City time, on April 19, 2010, unless extended (such date and time, as the same may be extended, the “Dutch Auction Tender Offer Withdrawal Deadline”). Holders of notes subject to the Dutch Auction Tender Offer who validly tender their notes after the Dutch Auction Early Tender Date and at or before 12:00 midnight, New York City time, on the Dutch Auction Tender Offer Expiration Date will receive the Purchase Price minus the Early Tender Premium set out in the table above (the Purchase Price minus the applicable Early Tender Premium, the “Dutch Auction Late Purchase Price”).
     The Offers are conditioned upon, among other things, the completion by Meritage of a private offering of not less than $200 million in aggregate principal amount of unsecured senior debt securities that closes no later than April 19, 2010 on terms reasonably satisfactory to the Company (the “Financing Condition”).
     Under the modified “Dutch Auction” procedure, Meritage will accept notes validly tendered in the Dutch Auction Tender Offer in the order of the lowest to the highest tender prices specified by tendering holders (in increments of $1.25), and will select the single lowest price per $1,000 principal amount of notes to enable the Company to purchase the amount of notes equal to the Tender Cap (or, if less than the Tender Cap are validly tendered, all notes so tendered and not withdrawn in the Dutch Auction Tender Offer). Such price (before the subtraction of the Early

MTH tender offer for notes
Tender Premium, if applicable) will be used for the purpose of determining the Purchase Price and proration, as described below. Meritage will pay the same Purchase Price (subject to adjustment, as described below) for all notes validly tendered at or below the Purchase Price and accepted for purchase in the Dutch Auction Tender Offer. The Purchase Price paid for notes tendered in the Dutch Auction Tender Offer after the Dutch Auction Early Tender Date will be reduced by the Early Tender Premium set out above. If the aggregate amount of notes validly tendered at or below the Purchase Price and not validly withdrawn exceeds the Tender Cap, then, subject to the terms and conditions of the Dutch Auction Tender Offer, Meritage will accept for purchase, first, all notes validly tendered at prices (in increments of $1.25) below the Purchase Price and, thereafter, the notes validly tendered at the Purchase Price on a prorated basis according to the principal amount of such notes. The Company will make appropriate adjustments downward to the nearest $1,000 principal amount to avoid purchases of notes in principal amounts other than integral multiples of $1,000.
     Holders will also receive accrued and unpaid interest on their notes, up to, but excluding, the date of payment of the applicable consideration (such date for each Offer, the “Settlement Date”).
     Notes subject to the Any and All Tender Offer may be validly withdrawn at any time at or before the Any and All Tender Offer Withdrawal Deadline, but not thereafter, except as required by law. Notes tendered after the Any and All Withdrawal Deadline may not be withdrawn, except as required by law.
     Notes subject to the Dutch Auction Tender Offer tendered at or before the Dutch Auction Early Tender Date may be validly withdrawn at any time at or before the Dutch Auction Tender Offer Withdrawal Deadline, but not thereafter, except as required by law. Notes tendered after the Dutch Auction Withdrawal Deadline may not be withdrawn, except as required by law.
     If any Offer is terminated, notes tendered pursuant to such Offer will promptly be returned to the tendering Holders.
     Upon the terms and subject to the conditions of the Offers, the Company will notify Global Bondholder Services Corporation (the “Depositary” and the “Information Agent”) promptly after the applicable Expiration Date of which notes tendered at or before the applicable Early Tender Date or the applicable Expiration Date are accepted for purchase and payment pursuant to each Offer.
     Notwithstanding any other provision of the Offers, the Company’s obligation to accept for purchase, and to pay for, notes validly tendered and not validly withdrawn pursuant to the Offers (up to the Tender Cap with respect to the Dutch Auction Tender Offer) is subject to, and conditioned upon, the satisfaction of or, where applicable, the Company’s waiver of, (a) the Financing Condition and (b) the General Conditions (as defined in the Offer to Purchase). Subject to applicable law, each Offer may be terminated or withdrawn.
     The Company reserves the right, subject to applicable law, to:
•	waive any and all conditions to an Offer;

•	extend or terminate an Offer; or

•	otherwise amend an Offer.

MTH tender offer for notes
     The Company reserves the right, with respect to either Offer, (a) to accept for purchase and pay for all notes validly tendered and not validly withdrawn (up to the Tender Cap with respect to the Dutch Auction Tender Offer, subject to proration) at or before the applicable Expiration Date and (b) to waive any or all conditions to the relevant Offer tendered at or before the applicable Early Tender Date or Expiration Date), as the case may be.
     None of the Company, the Depositary and Information Agent, the dealer managers or the notes trustee is making any recommendation as to whether holders should tender notes in response to the Offers.
     Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. will serve as dealer managers for the Offers and Global Bondholder Services Corporation will serve as the depositary and information agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities.
     The offers are made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offers should contact Citigroup Global Markets toll free at (800) 558-3745 or collect at (212) 723-6106, Attn. Liability Management Group. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804-2200 or collect at (212) 430-3774.
About Meritage Homes Corporation
     Meritage Homes Corporation is the 9th largest homebuilder in the U.S. based on homes closed. Meritage offers a variety of homes across the Southern and Western states designed to appeal to a wide range of home buyers, including first-time, move-up, luxury and active adult buyers, with base prices starting from under $100,000. As of December 31, 2009, the Company had 153 actively selling communities in 12 metropolitan areas including Houston, Dallas/Ft. Worth, Austin, San Antonio, Phoenix/Scottsdale, Tucson, Las Vegas, Denver, Orlando, and the East Bay/Central Valley and Inland Empire of California. Meritage Homes and its predecessor companies have delivered more than 65,000 homes since the Company was founded in 1985.
     In 2010, Meritage is celebrating its 25th Anniversary, and is the only large national homebuilder to be 100% ENERGY STAR® qualified in every home started in 2010. The Company has launched a new Simply Smart Series ™ and a 99-day guaranteed completion program in certain communities. Meritage has designed and built more than 65,000 homes in its 25-year history, and has a reputation for its distinctive style, quality construction and positive customer experience. To find a Meritage community near you, go to www.meritagehomes.com.
Meritage Homes is listed on the NYSE under the symbol MTH.
For more information about the Company, visit http://investors.meritagehomes.com
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MTH tender offer for notes
The Meritage Homes Corporation logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=2624
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include: Meritage’s intentions to offer $200 million of senior unsecured notes and to use the net proceeds from the offering to repurchase all of its $130 million aggregate principal amount 7% Senior Notes due 2014, and a portion of its 6.25% Senior Notes due 2015. Such statements are based upon the current beliefs and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties as set forth in Meritage Homes Corporation Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors”. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements and the Company’s stock and note prices may fluctuate significantly. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.
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